EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-113151) pertaining to Government Properties Trust, Inc.’s 2003 Equity Incentive Plan of our report dated February 18, 2005, with respect to the consolidated financial statements and schedule of Government Properties Trust, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Ernst & Young LLP

Chicago, Illinois
March 10, 2005